Exhibit 99.1

Drive Shack Inc. Announces Second Quarter 2022 Financial Results and
Preferred Stock Dividends for Third Quarter 2022

Second Quarter 2022 Total Company Revenue of $87 Million, Up 17% Compared to Second Quarter 2021;

Led by Increased Event Sales and New Puttery Venues

American Golf Event Revenue up 311% and Drive Shack Event Revenue Up 106% Compared to Second Quarter 2021

Puttery Venues Delivered Total Revenue of $4.5 Million in Second Quarter 2022

DALLAS, August 9, 2022 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today reported its financial results for the three and six months ended June 30, 2022.

“Our sales results this quarter reflect the strong momentum we continue to see across our entire brand portfolio.  We have a solid foundation in our core businesses with our Drive Shack venues and American Golf courses and each continues to deliver exceptional results,” said Drive Shack Inc.’s President and Chief Executive Officer Hana Khouri.  “Event revenue was up significantly this quarter at over $10 million higher than last year’s second quarter. We have seen the demand for future events across both the corporate and social categories continue to rise, which will translate into strong revenue results in the back half of this year.”

Khouri continued, “Puttery delivered another quarter of great results, with walk-in revenue trending well ahead of our expectations.  Our newest Puttery opened on June 21st in Washington D.C.’s Penn Quarter and while they are still in their initial stages of operations, their key metrics are aligning closely to those in The Colony and Charlotte.  Puttery Houston is planned to open next month and Chicago will follow shortly thereafter. We are gaining clear proof of concept with our Puttery brand, and we are confident it presents the best path-forward for growth and profitability for the foreseeable future.”

Second Quarter 2022 Financial Highlights
Total revenue for the second quarter 2022 was $86.7 million, an increase of $12.8 million or 17.3%, compared to $73.9 million in the same period last year.

The Company’s entertainment golf business, comprised of both Drive Shack and Puttery venues, generated total revenue of $15.7 million in the second quarter 2022, an increase of $4.1 million, or 35.6% compared to $11.6 million in the second quarter 2021. Total revenue at the Company’s four Drive Shack venues totaled $11.2 million in the second quarter this year compared to $11.6 million in the same period last year.  While slightly down to last year, the four Drive Shack venues drove a strong events business with $3.2 million in total event revenue this quarter, up $1.6 million or 106% versus the second quarter last year.  Additionally, the Company’s three Puttery venues generated total revenue of $4.5 million in the second quarter this year, which included $1.0 million in total event revenue. As a reminder, the Company debuted its first Puttery venue in The Colony, Texas in September 2021, followed by its second venue in Charlotte, North Carolina in mid-December 2021 and most recently its third venue in Washington D.C. which opened in late June 2022.

For the second quarter 2022, the Company’s traditional golf business, American Golf, generated total revenue of $70.8 million, an increase of $8.5 million or 13.6% compared to total revenue of $62.3 million in the second quarter 2021. Total revenue included $15.2 million of managed course expense reimbursements in the second quarter this year compared to $12.9 million in the second quarter last year. The increase in total revenue was primarily due to higher event sales this year of $9.5 million, up $7.2 million or 311% versus the same period last year.

Operating loss for the second quarter 2022 was ($6.4) million compared to operating income of $1.1 million for the second quarter 2021. The change to last year was primarily due to increased pre-opening costs for new Puttery venues, strategic investments in headcount and other related expenses to support the development and growth in Puttery and the loss on lease termination following the Company’s decision to fully exit its Drive Shack New Orleans lease.  Consolidated net loss was ($9.6) million for the second quarter this year compared to consolidated net loss of ($2.0) million in the same period last year.

Adjusted EBITDA was $4.6 million for second quarter 2022 compared to Adjusted EBITDA of $7.7 million for second quarter 2021.1 The change to last year was primarily related to the strategic investments in headcount and other related expenses to support the development and growth in Puttery.

As of June 30, 2022, the Company had cash and cash equivalents of $22.7 million compared to $58.3 million as of December 31, 2021. The decrease was primarily due to capital expenditures associated with the development of future Puttery venues.

Summary Financial Results (unaudited)
Three and Six Months Ended June 30, 2022 compared to the Three and Six Months Ended June 30, 2021 ($ in thousands, except for per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Total revenues	$86,689	$73,879	$155,671	$134,971
Operating Income (Loss)	$(6,361)	$1,053	$(24,755)	$(6,822)
Consolidated Net Income (Loss)	$(9,567)	$(1,969)	$(28,482)	$(12,873)
Loss applicable to common stockholders	$(10,828)	$(3,364)	$(31,191)	$(15,663)
Loss applicable to common stock, per share
Basic	$(0.12)	$(0.04)	$(0.34)	$(0.18)
Diluted	$(0.12)	$(0.04)	$(0.34)	$(0.18)
Adjusted EBITDA[1]	$4,584	$7,719	$5,601	$10,450

1 Adjusted EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Preferred Stock Dividends
The Board of Directors of the Company declared dividends on the Company’s preferred stock for the period beginning August 1, 2022 and ending October 31, 2022. The dividends are payable on October 31, 2022, to holders of record of preferred stock on October 3, 2022, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

2022 Second Quarter Earnings Conference Call Details
Management will host a live conference call to discuss the Company’s 2022 second quarter results today starting at 9:00 a.m. Eastern Time. A simultaneous webcast of the conference call will be available to the public on a listen-only basis on the Company’s investor relations website at https://ir.driveshack.com, along with the supplemental slide presentation. The conference call may be accessed by dialing 1-800-343-5172 (from within the U.S.) or 1-203-518-9848 (from outside of the U.S.) ten minutes prior to the scheduled start of the call and referencing conference ID “DSQ222.”

A telephonic replay of the conference call will be available after 12:00 p.m. Eastern Time starting today through 11:59 p.m. Eastern Time on Tuesday, August 16, 2022, and may be accessed by dialing 1-800-945-0804 (from within the U.S.) or 1-402-220-0667 (from outside of the U.S.).

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Company’s investor relations website, https://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s investor relations website, https://ir.driveshack.com.

About Drive Shack Inc.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses focused on bringing people together through competitive socializing. Today, our portfolio consists of American Golf, Drive Shack and Puttery.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release, including statements regarding the expected development schedule and timing of specific milestones for our facilities, including Puttery and Drive Shack venues, future revenues including from event sales, our expected and the remaining cost for our development projects (both individually and in the aggregate), the expected capabilities of our development projects once completed, our intentions to make use of capital or free cash flow and our future financial position and liquidity are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measure
Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States ("GAAP") and should not be considered in isolation or as an alternative to GAAP financial measures.  We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current operations at our entertainment and traditional golf venues.  This measure excludes items that we believe are unrelated to the day-to-day performance of our current golf entertainment or traditional golf venues, including one-time pre-opening costs associated with new venue openings, corporate severance payments, (gain) loss on lease terminations and impairment, stock-based compensation, depreciation and amortization and other income (which does not include revenue from golf entertainment or traditional golf venues).  This non-GAAP financial measure is presented so that investors have the same type of financial data that management uses in evaluating the financial performance of the Company.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income (loss), adjusted for income tax expenses, other income (loss), interest expenses, interest and investment income, depreciation and amortization, gain (loss) on lease terminations, impairment and other losses, pre-opening costs and certain other non-recurring items (including corporate severance payments, transactional G&A and stock-based compensation).

Investor Relations Contact
Kelley Buchhorn
Interim Chief Financial Officer
Drive Shack Inc.
646-585-5591
ir@driveshack.com

Media Contact
Morgan Schaaf
Head of Brand Marketing and Communications
Drive Shack Inc.
469-283-2760
media@driveshack.com

DRIVE SHACK INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	(unaudited)
	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$22,685	$58,286
Restricted cash	4,143	3,480
Accounts receivable, net	5,730	5,563
Real estate securities, available-for-sale	2,846	3,486
Other current assets	30,599	30,034
Total current assets	66,003	100,849
Restricted cash, noncurrent	216	798
Property and equipment, net of accumulated depreciation	181,126	179,260
Operating lease right-of-use assets	191,848	181,915
Intangibles, net of accumulated amortization	13,106	13,430
Other assets	5,739	6,538
Total assets	$458,038	$482,790

Liabilities and Equity
Current liabilities
Obligations under finance leases	$5,023	$5,400
Membership deposit liabilities	20,905	18,039
Accounts payable and accrued expenses	34,776	34,469
Deferred revenue	17,018	26,301
Other current liabilities	27,733	26,524
Total current liabilities	105,455	110,733
Credit facilities and obligations under finance leases - noncurrent	7,875	9,075
Operating lease liabilities - noncurrent	176,458	166,031
Junior subordinated notes payable	51,169	51,174
Membership deposit liabilities, noncurrent	105,122	104,430
Deferred revenue, noncurrent	12,165	10,005
Other liabilities	2,793	1,487
Total liabilities	$461,037	$452,935

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2022 and December 31, 2021	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 92,385,019 and 92,093,425 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	924	921
Additional paid-in capital	3,232,324	3,233,608
Accumulated deficit	(3,300,065)	(3,268,876)
Accumulated other comprehensive income	170	1,163
Total equity of the company	$(5,064)	$28,399
Noncontrolling interest	2,065	1,456
Total equity	$(2,999)	$29,855
Total liabilities and equity	$458,038	$482,790

DRIVE SHACK INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Golf operations	$67,577	$61,750	$122,861	$114,912
Sales of food and beverages	19,112	12,129	32,810	20,059
Total revenues	86,689	73,879	155,671	134,971

Operating costs
Operating expenses	65,473	55,635	120,613	104,504
Cost of sales - food and beverages	5,788	3,151	9,149	5,255
General and administrative expense	11,558	8,028	20,622	16,012
Depreciation and amortization	6,132	5,784	12,325	12,029
Pre-opening costs	1,938	789	2,685	1,345
(Gain) loss on lease terminations and impairment	2,161	(561)	15,032	2,648
Total operating costs	93,050	72,826	180,426	141,793
Operating loss	(6,361)	1,053	(24,755)	(6,822)

Other income (expenses)
Interest and investment income	216	159	416	312
Interest expense, net	(3,547)	(2,713)	(6,194)	(5,339)
Other income (loss), net	993	(18)	3,640	(79)
Total other income (expenses)	(2,338)	(2,572)	(2,138)	(5,106)
Loss before income tax	(8,699)	(1,519)	(26,893)	(11,928)
Income tax expense	868	450	1,589	945
Consolidated net loss	(9,567)	(1,969)	(28,482)	(12,873)
Less: net income attributable to noncontrolling interest	(134)	—	(81)	—
Net loss attributable to the Company	(9,433)	(1,969)	(28,401)	(12,873)
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)
Loss applicable to common stockholders	$(10,828)	$(3,364)	$(31,191)	$(15,663)

Loss applicable to common stock, per share
Basic	$(0.12)	$(0.04)	$(0.34)	$(0.18)
Diluted	$(0.12)	$(0.04)	$(0.34)	$(0.18)

Weighted average number of shares of common stock outstanding
Basic	92,378,928	92,065,615	92,316,851	87,338,509
Diluted	92,378,928	92,065,615	92,316,851	87,338,509

Drive Shack Inc. and Subsidiaries
Adjusted EBITDA Non-GAAP Reconciliations (unaudited)
(Dollars in thousands, including footnote)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Consolidated net loss	$(9,567)	$(1,969)	$(28,482)	$(12,873)

Income tax expense	868	450	1,589	945
Other (income) loss, net	(993)	18	(3,640)	79
Net interest expense	3,331	2,554	5,778	5,027

Operating income (loss)	$(6,361)	$1,053	$(24,755)	$(6,822)

Depreciation and amortization	6,132	5,784	12,325	12,029
(Gain) loss on lease terminations and impairment	2,161	(561)	15,032	2,648
Pre-opening costs	1,938	789	2,685	1,345
Other items[1]	714	654	314	1,250

Adjusted EBITDA	$4,584	$7,719	$5,601	$10,450

(1)
For the three months ended June 30, 2022 and 2021, other items include (i) corporate severance of $237 and $0, respectively; (ii) transactional G&A of $324 and $176, respectively; and (iii) stock-based compensation of $153 and $478, respectively. For the six months ended June 30, 2022 and 2021, other items include (i) corporate severance of $409 and $130, respectively; (ii) transactional G&A of $445 and $372, respectively; and (iii) stock-based compensation of ($540) and $748, respectively.